UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2012, Solar Power, Inc. (the “Company”) entered into a Solar Development Acquisition and Sale Agreement dated June 7, 2012 (the “Agreement”) with Solar Hub Utilities, LLC (the “Developer”) pursuant to which the Company will provide development support and financing, and acquire sixty-eight solar photovoltaic, electricity generating facilities having a total initial nominal nameplate capacity of 29.2 MWDC (the “Projects”) upon the satisfaction of certain milestones. The Company will pay Seller $1.50 per Watt DC capacity for each Project (the “Purchase Price”).

The Company will advance Developer up to Nine Million Dollars ($9,000,000) in cash (the “Advance”) which will be used to pay certain fees and development costs associated with the completion of the Projects. On June 8, 2012, the Company paid Three Million Dollars ($3,000,000) of the Advance to the Developer of which One Million Dollars ($1,000,000) was used by Developer to satisfy Developer’s obligation under a secured promissory note dated April 27, 2012 in favor of the Company. The remaining portion of the Advance will be deposited by the Company into an escrow account from time to time as described in the Agreement. The Purchase Price will be paid on a per Project basis upon the satisfaction of certain milestones related to the Projects. The Advance described above shall be partially creditable against the Purchase Price due on any Project as further described in the Agreement.

In furtherance of the Agreement, the Company granted the Developer a security interest under the Security Agreement between the Company and the Developer dated June 7, 2012 (the “Security Agreement”). Under the Security Agreement, the Developer is granted a security interest in the Projects and related rights and assets to secure the Company’s payment of the Purchase Price under the Agreement. The security interest is released with respect to each Project individually upon the Company’s payment of the Purchase Price with respect to each Project.

The foregoing summary of the terms and conditions of the Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Security Agreement, attached hereto as Exhibits 10.1 and 10.2, and which are hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Solar Development Acquisition and Sale Agreement by and between Solar Power, Inc. and Solar Hub Utilities, LLC dated June 7, 2012.

10.2	Security Agreement by and between Solar Power, Inc. and Solar Hub Utilities, LLC dated June 7, 2012.

99.1	Press Release dated June 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: June 14, 2012	/s/ James Pekarsky
James Pekarsky
Chief Financial Officer

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